Exhibit 10.21.1
Talbot Underwriting Services Ltd
Gracechurch House
55 Gracechurch Street
London EC3V OJP
Telephone 020 7550 3500
Facsimile 020 7550 3555
Email central@talbotuw.com
www. talbotuw. com
12th August 2008
Mr M E A Carpenter
14 Dynevor Road
Richmond
Surrey
TW10 6PF

Dear Michael
Amendment to Service Agreement dated 12th July 2007
Further to your discussions with Validus, I am writing to confirm the revised terms of your Service Agreement with Talbot Underwriting Services Ltd, which became effective 3rd July 2008. These terms are for a 12 month period ending 2nd July 2009 but can be extended by mutual agreement. In the event of an extension of the agreement, the terms of such extension are to be agreed by 31st January 2009.

Salary	£140,000 per annum
Pension	20% contribution made by the company
Life assurance	Eight times salary
BUPA	Coverage for employee and spouse
PHI	Coverage is up to 75% of salary
Telephone	Reimbursement of cost of home and mobile telephone calls
Travel	Cost of rail travel to and from work
Shares	You will be awarded $25,000 worth of restricted common stock of Validus Holdings Ltd which will vest on 2nd July 2009.
If you are in agreement to the above terms please sign the attached copy of this letter and return it to me.
Yours sincerely
Jane C. Williams
HR Manager
Registered in England number 3043304